Exhibit 10.4

RESTATED AND AMENDED CONTRACT OF LEASE

KNOW ALL MEN BY THESE PRESENTS:

This RESTATED AND AMENDED CONTRACT OF LEASE is made and executed at the City of Parañaque, this January 2, 2019 by and between:

EAGLE I LANDHOLDINGS, INC., a corporation duly organized and existing under Philippine Laws, with principal offices at Okada Manila Temporary Facilities, Atlantic Avenue corner Pacific Avenue, Entertainment City, Blvd. 2000, 1703 Parañaque City, represented herein by its duly authorized representative, ANTONIO O. COJUANGCO and HAJIME TOKUDA (hereinafter referred to as the “LESSOR”);

-AND-

TIGER RESORT, LEISURE AND ENTERTAINMENT INC. DOING BUSINESS UNDER THE NAME AND STYLE “OKADA MANILA”, a corporation duly organized and existing under the laws of the Philippines with principal office at Okada Manila, New Seaside Drive, Entertainment City, 1701 Parañaque City, represented herein by its duly authorized representative and Chief Operating Officer, BYRON YIP (hereinafter referred to as the “LESSEE”);

(LESSOR and LESSEE shall hereinafter be collectively referred to as “Parties”)

WITNESSETH; That

WHEREAS, on 8 February 2012, the Parties entered into a Contract of Lease (“2012 Contract of Lease”) over several parcels of land with an aggregate area of approximately 40.80 hectares located at Barangays Tambo and Dongalo, Parañaque City (the “Property”) for the purpose of building/establishing LESSEE’s integrated casino resort, among others. A copy of the 2012 Contract of Lease is hereto attached as Annex “A”;

WHEREAS, upon verification, it has been clarified that of the 40.80 hectares, the land registered in the name of LESSOR has a total aggregate area of approximately 30.5 hectares, but the LESSOR has a right to develop and re-align additional parcels of land with a total aggregate area of approximately 10.3 hectares of land, pursuant to a Memorandum of Agreement dated 29 November 2009 among LESSOR, Asiaworld Properties Philippine Corporation and the City of Parañaque;

WHEREAS, on 5 December 2015, the Parties amended the 2012 Contract of Lease to clarify that the Property subject of the lease has an area of approximately 30.5 hectares with a right to develop and re-align the additional 10.3 hectares, to adjust the rental rate, and to defer the increased rental payments until after the LESSEE has actually commenced its hotel and casino operations. A copy of the Amendment to the Contract of Lease dated 8 February 2012 (“2015 Amended Contract of Lease”) is hereto attached as Annex “B”;

WHEREAS, sometime in mid-2016, the several parcels of land subject of the 2012 Contract of Lease between the Parties were re-aligned, consolidated and thereafter subdivided thereby resulting to the issuance of new Titles in the name of the LESSOR with new technical descriptions;

WHEREAS, on 5 December 2016, the Parties further amended the 2012 Contract of Lease to adjust the rental rate from a percentage of the appraised value of the Leased Premsies to a fixed monthly rate of One Hundred Ten Million Pesos (Php 110,000,000.00), subject to an escalation rate of Three Percent (3%) annually, commencing on January 2017. Copy of the 2016 Amendment to the Contract of Lease dated 8 February 2012 (“2016 Amended Contract of Lease”) is hereto attached as Annex “C”.

WHEREAS, LESSEE has made significant developments and improvements on the Property and LESSEE’s integrated casino resort, now known as “Okada Manila”, has been operational since January 2017;

WHEREAS, LESSOR has requested LESSEE to waive/release its leasehold rights over a portion of the Property, particularly the parcel of land covered by TCT No. 010-2016002795, with an area of 19,952 square meters, and thereby exclude the same from the coverage of their Contract of Lease, so that LESSOR can sell said portion to other parties or developers;

WHEREAS, LESSEE has agreed to waive/release its leasehold rights over the land covered by TCT No. 010-2016002795, subject to compensation for such waiver/release, proportionate reduction in the lease rentals for the remaining areas, and certain concessions and other amendments to the Contract of Lease agreed with LESSOR;

WHEREAS, the Parties would like to restate and further amend the 2012 Contract of Lease to reflect the specific areas subject of the lease after the re-alignment, consolidation and subdivision; to exclude the areas that will be removed from the scope of the lease and incorporate the proportionate reduction of lease rentals and other amendments required by LESSEE in connection therewith; to incorporate all the previous amendments made in 2015 and 2016; and to include all other provisions which the Parties deem important and necessary to update the agreement of the Parties in light of the current situation.

NOW THEREFORE, for and in consideration of the foregoing premises, the Parties hereby execute this Restated and Amended Contract of Lease to reaffirm and further amend the 2012 Contract of Lease, as restated and amended herein, and hereby agree as follows:

TERMS AND CONDITIONS

Section 1. LEASED PREMISES - The properties subject of this Contract of Lease are five (5) parcels of land (hereinafter referred to as the “Leased Premises”) located at Barangays Tambo, Parañaque City with an aggregate area of approximately 285,180 square meters, registered in the name of the LESSOR and specifically covered and described under the following Transfer Certificates of Title issued by the Register of Deeds of Paranaque:

1. TCT No. 010-2016002791	186,116 square meters
2. TCT No. 010-2016002792	66,154 square meters
3. TCT No. 010-2016002793	19,799 square meters
4. TCT No. 010-2016002794	7,909 square meters
5. TCT No. 010-2016002796	5,202 square meters

TOTAL AREA	285,180 square meters

For clarity and avoidance of doubt, the Parties agree and understand that the right granted herein by the LESSOR to the LESSEE includes the lease over the abovementioned Leased Premises with a total aggregate area of 285,180 square meters, with a right to develop, re-align, use and manage an additional area of approximately 102,861 square meters (hereinafter referred to as the “Additional Premises”) which LESSOR has a right to develop, re-align, use and manage under the Memorandum of Agreement dated 29 November 2009 among LESSOR, Asiaworld Properties Philippine Corporation and the City of Paranaque. These Additional Premises, following the re-alignment, are specifically covered and described under the following Transfer Certificates of Title issued by the Register of Deeds of Paranaque:

1. TCT No. 010-2016002797	40,294 square meters
2. TCT No. 010-2016002798	27,182 square meters
3. TCT No. 010-2016002799	2,916 square meters
4. TCT No. 010-2016002800	2,055 square meters
5. TCT No. 010-2016002801	30,414 square meters

TOTAL AREA	102,861 square meters

Further, for clarity and avoidance, LESSOR and LESSEE hereby agree that the property covered by TCT No. 010-2016002795 with an area of 19,952 square meters shall be, and is hereby, excluded from the scope and coverage of the Contract of Lease dated 8 February 2012, as amended, and that the annotation of the Contract of Lease dated 8 February 2012 on TCT No. 010-2016002795 shall accordingly be removed and cancelled upon payment of compensation to LESSEE for its waiver of leasehold rights therein.

Section 2. TERM - The term of this lease shall be fifty (50) years to commence from January 01, 2012 to December 31, 2061. No interruption in the physical possession of the LESSEE for any reason whatsoever shall serve to extend the term of this lease. This lease may be renewed at the option of the LESSEE for another twenty-five (25) years on the same terms and conditions herein, provided, that the LESSEE shall have faithfully complied with all the terms of this Contract and LESSEE shall notify the LESSOR in writing of its desire to renew the lease at least ninety (90) days prior to its expiration.

Section 3. RENTALS - The Parties agree that LESSEE shall pay LESSOR a monthly rental in the amount of ONE HUNDRED NINE MILLION ONE HUNDRED THIRTEEN THOUSAND FIVE HUNDRED SIXTY FIVE PESOS (PHP109,113,565.00) beginning 1 January 2019, subject to an escalation rate of Three Percent (3%) annually beginning 1 January 2020.

Section 4. SECURITY DEPOSIT - Upon signing of this Contract, the LESSEE shall pay the LESSOR, a deposit of Three Hundred Seventy-Five Thousand Pesos (P375,000.00), Philippine currency, as guarantee for the faithful compliance of all covenants and conditions of this Contract. This non-interest bearing Security Deposit shall answer for any unpaid taxes, bills for water, gas, electricity, telephone and garbage fees upon the expiration of the lease, as well as any damage caused to the Leased Premises by the LESSEE or its agents. Said Security Deposit shall be returned to the LESSEE only upon the expiration of this Lease Contract and after all outstanding fees and charges have been deducted.

Section 5. USE OF THE LEASED PREMISES - The LESSEE shall use the Leased Premises to construct and operate, at its sole cost and expense, an integrated casino-hotel resort and other related facilities/improvements. LESSEE warrants that it shall not conduct illegal/unlawful transactions/activities within the Leased Premises nor will it tolerate the same. LESSEE shall hold LESSOR free and harmless from any and all liabilities arising from or as a consequence of LESSEE’S use of the Leased Premises.

Section 6. IMPROVEMENTS - LESSEE shall construct structures and/or improvements on the Leased Premises, subject to existing laws, ordinances, rules and regulations and which should not in any way diminish the value of the Leased Premises. LESSEE shall secure all the necessary permits for the construction of the improvements and for the operation of its business on the Leased Premises. LESSEE binds to construct/renovate the structure and to operate its business in accordance with law.

All improvements introduced to the Leased Premises, except the movables, furniture and those items which can be removed without causing damage or defacing the building/Leased Premises, shall become the property of the LESSOR upon the expiration of this Contract without obligation on the part of LESSOR to pay/reimburse LESSEE for the value thereof.

Section 7. INSTALLATION AND MAINTENANCE OF PUBLIC SERVICES AND UTILITIES - LESSEE, for its own account and responsibility, undertakes to secure the necessary connection/installation of services/utilities of whatever kind and nature needed for the LESSEE’S business operation within the Leased Premises and shall fully and promptly pay for all utilities/services furnished to the Leased Premises throughout the term of the lease and any renewal thereof, including all other costs and expenses of every kind whatsoever in connection with the use, operation and maintenance of the Leased Premises and all activities conducted thereon. LESSOR shall have no responsibility of any kind for any such utilities/services secured by LESSEE for the operation of its business.

Section 8. TAXES AND INSURANCE - All real estate and other property taxes and fees that may be assessed on the Leased Premises shall be for the account of the LESSOR. However, all real estate and other property taxes or other fees that may be assessed by the government or any of its instrumentalities on the Building and other improvements introduced by the LESSEE on the Leased Premised, shall be for the sole account of the LESSEE. All taxes, fees and expenses in relation to the execution and registration of this Agreement, including documentary stamp tax, shall be shared equally between LESSOR and LESSEE.

The LESSEE shall, for its sole account, obtain and maintain for the duration of the term of the lease and any renewal thereof, adequate insurance coverage for the structures and/or improvements introduced by LESSEE within the Leased Premises, including the fixtures therein. In case of loss or damage, all insurance proceeds shall be used for the purpose of restoration or reconstruction of the Building and improvements of the Leased Premises.

Section 9. ZONING AND GOVERNMENT PERMITS. The LESSEE shall be solely responsible in obtaining all the necessary governmental permits and/or licenses to do the following, among others, [a] perform such construction/renovation works or introduce improvements on the Leased Premises; [b] install signs within the Leased Premises as may be deemed necessary by the LESSEE in the pursuit of its business; and [c] to do business within the Leased Premises.

LESSEE further obligates that it would comply with all the zoning and/or environmental or health or sanitation requirements and/or rules and regulations required by the authorities in the pursuit of its business and such other laws and/or city ordinances applicable in the operation of the business.

Section 10. DAMAGE TO OR DESTRUCTION OF BUILDING/IMPROVEMENTS - In the event that any structures and/or improvements constructed/introduced by LESSEE on the Leased Premises are destroyed, in whole or in part, for any reason whatsoever and/or the LESSEE is prevented and/or cannot conduct normal business operation for any cause or reason, payment of the monthly rentals shall be suspended while LESSEE restores the improvements and/or remedies the cause for the cessation of its business, provided that such suspension of rental payment shall not exceed a period of one (1) year.

LESSEE undertakes to remedy the cause for the cessation of business and/or to repair, restore or reconstruct or cause the said damage or destroyed building and other improvements to be repaired, restored or reconstructed in such manner that after such repair, restoration or reconstruction, the condition thereof shall be at least equal to its condition immediately prior to such damage or destruction. Such repair, restoration or reconstruction shall be completed within one (1) year from loss or damage.

If the restoration cannot be completed within one (1) year or the cause for the cessation of business is not rectified by the LESEEE within one (1) year, the Parties shall negotiate for a reduced rental rate or to terminate this Contract of Lease altogether, without need of judicial action.

Section 11. SANITATION, MAINTENANCE AND REPAIRS - The LESSEE shall, at his own expense and at all times during the period of this lease, keep and maintain the Leased Premises and the improvements thereon in clean and sanitary condition. The LESSEE shall be responsible for all major and minor repairs on the premises/improvements caused by fortuitous events, ordinary wear and tear or due to the fault or negligence of the LESSEE, his officers, agents, helpers, guests or visitors, subject to the provisions of Section 10 hereof.

LESSEE shall comply with and abide by all laws and other governmental statutes, ordinances and regulations affecting the Leased Premises and the business operations of the LESSEE, the improvements thereon or any activity or condition on or in such premises.

Section 12. ADVANCE AND INTEREST - In case of default on the part of the LESSEE in the payment of taxes and charges for which it is liable, or any amount herein required to be paid by the LESSEE, the LESSOR may, in its discretion, make or advance such payments including interests, charges or penalties thereon, and all amounts so paid shall be reimbursed to the LESSOR by the LESSEE together with interest at the rate of two percent (2%) per month from date of payment by the LESSOR until its reimbursement; Provided, however, that failure on the part of the LESSEE to reimburse the LESSOR of the advances made by the latter and interest thereon after the expiration of three (3) months from demand for reimbursement, shall entitle the LESSOR to terminate this lease in accordance with the provisions hereof.

Section 13. SUB-LEASE AND ASSIGNMENT OF RIGHTS - The LESSEE shall not assign or transfer its right to this Contract of Lease without the prior written consent of the LESSOR. No right, title or interest in this Contract of Lease shall be conferred or vested on anyone other than the LESSEE without the prior written consent of the LESSOR.

Section 14. RIGHT OF FIRST REFUSAL - In the event of a sale or intended sale of the Leased Premises or any portion thereof by the LESSOR, the LESSEE shall have the right of first refusal to purchase the Leased Premises or such portion thereof that will be sold. Such right of first refusal may be exercised by LESSEE if, at the time of the exercise of such right, LESSEE is qualified to own land under the law. If LESSEE is not qualified to own land at that time, LESSEE can assign the right to purchase the land to any person or entity qualified to own land under the law.

Pursuant to this right of first refusal of the LESSEE, in the event LESSOR receives an offer or intends to make an offer for the sale of the Leased Premises or any portion thereof, LESSOR shall notify the LESSEE in writing within five (5) days, attaching therewith a copy of the offer. Within ninety (90) days from receipt, LESSEE shall inform LESSOR whether it or its qualified designee will match the offer. In the event LESSEE does not exercise its right of first refusal within the said 90-day period, LESSOR shall ensure that the terms and provisions of this Contract of Lease, as amended, will be observed by the buyer.

The foregoing notwithstanding, in the event of sale of the Leased Premises or any portion thereof, LESSEE shall have the option to terminate the lease insofar as the area sold is concerned, subject to payment of compensation satisfactory to the LESSEE.

Section 15. ADDITIONAL LAND - In the event that LESSOR purchases or acquires additional land within the vicinity of the Leased Premises, LESSOR shall first offer the same for lease to the LESSEE under such terms and conditions to be mutually agreed upon by the Parties, including the LESSEE’s undertaking to fully develop the additional land. Upon acceptance of the LESSEE, the Contract of Lease between the LESSOR and the LESSEE shall accordingly be amended to include the additional land. If the LESSEE refuses to lease the additional land, such refusal shall be communicated to the LESSOR in writing within ninety (90) days from receipt of LESSOR’s offer.

Section 16. COMPLIANCE WITH LAWS - The LESSEE hereby undertakes to use and occupy, at its own expense, the Leased Premises, and the improvements thereon in accordance with all police, fire, health and sanitary regulations imposed by any local or national authority or any entity, institution or commission acting thereunder and/or observe the laws, ordinances, and other requirements governing the conduct or business of the LESSEE with respect to the use of the Leased Premises and the improvements thereon, and will save the LESSOR harmless from any damages, charges, suits or cost for non-compliance or violation of any said laws, ordinances, requirements and other regulation or from any liability or cost of any nature for damages or injury to the person or property resulting therefrom.

Section 17. EXPROPRIATION AND CONDEMNATION - If at any time during the term of this lease the Government or any of its instrumentalities or political subdivision, or any public utility company, shall expropriate or condemn the Leased Premises, the Building/structure or any part thereof or interest therein for any public use or purpose, then and in every such case the LESSEE shall, whenever requested by the LESSOR, deliver the peaceful possession of such portion of the Leased Premises together with the Building or portion thereof as may be affected or taken by such expropriation, and the LESSEE shall not, by reason of such expropriation, be entitled to any claim against the LESSOR for compensation or indemnity, without prejudice to the right of the LESSEE to demand for pro rata reduction of the rental and to claim for whatever damage it may be entitled to from the expropriating or condemning authority.

Section 18. INDEMNITY - The LESSEE shall hold the LESSOR free and harmless from any claim or demand of third persons for loss or damage, including claims for property damage, personal injury or wrongful death, arising out of any accident on the Leased Premises and the Building/structures or occasion by any nuisance made or suffered on the Leased Premises, and the Building/structures, or any fire thereon, or growing out of or caused by any failure on the part of the LESSEE to maintain the premises in safe, sanitary and secure condition or by reason of the LESSEE’s violation, non-compliance with rules, regulations, ordinances, laws and the conditions of this Contract of Lease concerning or affecting the Leased Premises, the Building or the improvements thereon.

Section 19. BREACH AND DEFAULT - In the fulfillment of all obligations wherein the payment of money is involved, including but not limited to the rentals, taxes, assessments, reimbursement, fees, cost and other charges hereinbefore mentioned, the LESSEE is hereby given a grace period of Sixty (60) days from date of default before the LESSOR can exercise the right to recover against the LESSEE and/or exercise its right to rescind this Contract.

In the fulfillment of the obligations contained in this Contract involving the performance of an act or an obligation to do, the LESSEE may cure or remedy any breach or failure to comply within a cure period of thirty (30) days from written notice of such breach. If such breach is not cured or remedied within such cure period, the LESSOR may exercise its right to rescind and cancel this Contract of Lease due to breach or non-performance of essential conditions. All payments made to the LESSOR shall be forfeited in favor of the latter by way of liquidated damages.

(a) In the event of default or breach of any of the conditions of this Contract and after the lapse of the cure period or grace period fixed in this Section, or (b) even without such breach or default and without such grace period or cure period, if the LESSEE shall become dissolved, bankrupt, or insolvent, or (c) also without such breach or default and without such grace period or cure period, if the LESSEE abandons the property and the improvements thereon for a period of more than Sixty (60) days without leaving a responsible person therein, the LESSOR may, in its absolute discretion, declare this Contract cancelled and terminated and require the LESSEE to vacate the Leased Premises and the Building; Provided however, that in the event of abandonment under Clause (c) of this Section, the LESSEE hereby expressly authorizes and permits the LESSOR to enter into and take possession of the Leased Premises and the Building for the protection of its interest therein and no action taken or done therein by the LESSOR, their representatives and agents shall be cause for any action for damages by the LESSEE. Delay in the recovery of possession or extension of time shall not be deemed as a waiver of the right of the LESSOR to recover the possession of the Building and the Leased Premises.

Section 20. ATTORNEY’S FEES - If any action or suit shall be brought to recover any rent under this Contract of Lease, or on account of any breach of, or to enforce or interpret any of the covenants, terms or conditions of this Contract of Lease, or for the recovery of the possession of the Leased Premises, the prevailing party shall be entitled to recover from the other party attorney’s fees equivalent to twenty percent (20%) of the amount claimed but in no case less than One Hundred Thousand Pesos (Php100,000.00) as well as the costs and expenses of litigation.

Section 21. PARTIES BOUND - The covenants and conditions herein contained shall, subject to the provisions as to assignment, transfer, and subletting, apply to, and bind the heirs, successors, executors, administrators, and assigns of all the Parties hereto. The parties hereto agree that this Contract of Lease shall be registered with the office of the proper Register of Deeds.

Section 22. INCONSISTENT CLAUSES - Parties hereby expressly agree that the 2012 Contract of Lease, and its amendments, insofar as they are inconsistent with the provisions of this Restated and Amended Contract of Lease, are hereby superseded.

IN WITNESS WHEREOF, parties herein affixed their signatures on the date and place above written.

EAGLE I LANDHOLDINGS, INC.		TIGER RESORT, LEISURE
Lessor		AND ENTERTAINMENT, INC.
Lessee

By:	/S/ ANTONIO COJUANGCO	By:	/s/ BYRON YIP
	ANTONIO COJUANGCO		BYRON YIP

/s/ HAJIME TOKUDA
HAJIME TOKUDA

SIGNED IN THE PRESENCE OF:

AMENDMENT TO

RESTATED AND AMENDED CONTRACT OF LEASE

KNOW ALL MEN BY THESE PRESENTS:

This Amendment to the Restated and Amended Contract of Lease is made and executed at the City of Parañaque, effective October 16, 2019 by and between:

EAGLE I LANDHOLDINGS, INC., a corporation duly organized and existing under Philippine Laws, with principal offices at Okada Manila Temporary Facilities, Atlantic Avenue corner Pacific Avenue, Entertainment City, Blvd. 2000, 1703 Parañaque City, represented herein by its duly authorized representatives, DINDO A. ESPELETA and HAJIME TOKUDA (hereinafter referred to as the “LESSOR”);

-AND-

TIGER RESORT, LEISURE AND ENTERTAINMENT INC. DOING BUSINESS UNDER THE NAME AND STYLE “OKADA MANILA”, a corporation duly organized and existing under the laws of the Philippines with principal office at Okada Manila, New Seaside Drive, Entertainment City, 1701 Parañaque City, represented herein by its duly authorized representative and President, TAKASHI OYA (hereinafter referred to as the “LESSEE”);

(LESSOR and LESSEE shall hereinafter be collectively referred to as the “Parties”)

WITNESSETH That:

WHEREAS, LESSOR and LESSEE have an existing Restated and Amended Contract of Lease dated January 2, 2019, covering five (5) parcels of land located at Barangays Tambo and Don Galo, Parañaque City with an aggregate area of approximately 285,180 square meters.

WHEREAS, under the Restated and Amended Contract of Lease, LESSEE was also granted the right to develop, re-align, use and manage an additional area of approximately 102,861 square meters consisting of road lots and open spaces;

WHEREAS, LESSOR has recently undertaken a consolidation and subdivision of its properties covered by the Restated and Amended Contract of Lease in accordance with PCS-E2019000337, which resulted in, among others, an additional 26,311 square meters of usable and buildable area, and the issuance of new Transfer Certificates of Title (TCTs);

WHEREAS, LESSOR and LESSEE have agreed that the said additional 26,311 square meters of usable and buildable area shall be included in the scope of the lease to LESSEE, with the corresponding pro-rated increase in the rental to be paid by LESSEE;

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WHEREAS, in the process of the consolidation and subdivision, an area consisting of 7,305 square meters (covered by TCT No. 010-2019002512) was set aside for the purpose of a Joint Venture Agreement between LESSOR and the City of Parañaque;

NOW THEREFORE, the Parties execute this Amendment to the Restated and Amended Contract of Lease and hereby agree as follows:

Section 1. LEASED PREMISES - The properties subject of this Restated and Amended Contract of Lease are seven (7) parcels of land (hereinafter referred to as the “Leased Premises”) located at Barangays Tambo and Don Galo, Parañaque City with an aggregate area of approximately 311,491 square meters, registered in the name of the LESSOR and specifically covered and described under the following Transfer Certificates of Title issued by the Register of Deeds of Paranaque:

1. TCT No. 010-2016002791	186,1160 square meters
2. TCT No. 010-2016002793	19,799 square meters
3. TCT No. 010-2016002794	7,909 square meters
4. TCT No. 010-2019002508	33,077 square meters
5. TCT No. 010-2019002509	30,533 square meters
6. TCT No. 010-2019002510	30,524 square meters
7. TCT No. 010-2019002511	3,533 square meters

TOTAL AREA	311,491 square meters

For clarity and avoidance of doubt, the Parties agree and understand that the right granted herein by the LESSOR to the LESSEE includes the lease over the abovementioned Leased Premises with a total aggregate area of 311,491 square meters, with a right to develop, re-align, use and manage an additional area of approximately 69,245 square meters (hereinafter referred to as the “Additional Premises”) consisting of road lots and open spaces, specifically covered and described under the following Transfer Certificates of Title issued by the Register of Deeds of Paranaque:

1. TCT No. 010-2016002797	40,294 square meters
2. TCT No. 010-2016002799	2,916 square meters
3. TCT No. 010-2019002513	3,116 square meters
4. TCT No. 010-2019002514	11,460 square meters
5. TCT No. 010-2019002515	5,729 square meters
6. TCT No. 010-2019002516	5,730 square meters

TOTAL AREA	69,245 square meters

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Section 2. RENTALS - The Parties agree that LESSEE shall pay LESSOR a monthly rental in the amount of One Hundred Nineteen Million One Hundred Eighty Thousand Four Hundred Sixteen and 71/100 Pesos (PHP119,180,416.71) beginning 1 October 2019, subject to an escalation rate of Three Percent (3%) annually beginning 1 January 2020.

Section 3. AMENDATORY EFFECT - The Restated and Amended Contract of Lease shall be deemed amended and modified to the extent that it is inconsistent with the provisions of this Amendment. All other provisions of the Restated and Amended Contract of Lease that are not inconsistent with this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, parties herein affixed their signatures on the date and place above written.

EAGLE I LANDHOLDINGS, INC. Lessor		TIGER RESORT, LEISURE AND ENTERTAINMENT, INC.
Lessee

By:	/s/ DINDO A. ESPELETA	By:	/s/ TAKASHI OYA
	DINDO A. ESPELETA		TAKASHI OYA
	HAJIME TOKUDA		***

SIGNED IN THE PRESENCE OF:

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